UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

April 22, 2006

Date of Report (Date of earliest event reported)

Commission File No. 000-16449

RAINING DATA CORPORATION

(Exact Name of registrant as specified in its charter)

Delaware	94-3046892
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

25A Technology Drive, Irvine, CA 92618

(Address of principal executive offices, Zip Code)

(949) 442-4400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry into a Material Definitive Agreement

(a)(1) On April 24, 2006, Thomas G.C. Lim accepted an offer letter from Raining Data Corporation (the “Registrant”) for the position of Chief Financial Officer and Vice President of Finance.

(a)(2) Pursuant to the terms of Mr. Lim’s offer letter (the “Offer Letter”), Mr. Lim will be entitled to receive an annual base salary of $175,000. Mr. Lim will receive a signing bonus of $20,000 and will be entitled to receive an annual incentive bonus of up to thirty-five percent (35%) of his annual base salary based on meeting certain business and financial targets. Upon commencement of his employment, Mr. Lim will receive a stock option grant of 150,000 shares of the Registrant’s Common Stock, at an exercise price equal to the last sale price quoted by The NASDAQ Capital Market as of the grant date. Twenty-five percent (25%) of the shares subject to this option will vest one year after his start date, and 1/36th of the remaining shares subject to this option will vest monthly thereafter, subject to his continued service to the Registrant. In the event that Mr. Lim is terminated as a result of an involuntary termination, other than for cause or disability, within twelve (12) months after a change of control of the Registrant, one hundred percent (100%) of the shares subject to this option shall be vested on the date of Mr. Lim’s termination. In the event that Mr. Lim is terminated for any reason other than for cause within six (6) months after his start date, Mr. Lim shall receive three months of his annual base salary from the date of his termination, and except for the acceleration of vesting provided in the event of a change of control, the vesting of his stock option shall be accelerated such that he shall be entitled to purchase a number of shares as if the Registrant had employed Mr. Lim for one (1) year. In the event that Mr. Lim is terminated for any reason other than for cause after his first six (6) months of employment, Mr. Lim shall receive six months of his annual base salary following the date of his termination, and except for the acceleration of vesting provided in the event of a change of control, the vesting of his stock option shall be accelerated such that he shall be entitled to purchase a number of shares as if the Registrant had employed Mr. Lim for the six (6) months after the date of his termination. The Offer Letter contains non-competition and non-solicitation provisions in favor of the Registrant. The foregoing description of the Offer Letter is only a summary, and is qualified in its entirety by reference to the full text of the Offer Letter included as Exhibit 10.1 hereto and incorporated by reference herein.

ITEM 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(c)(1) On April 24, 2006, the Registrant issued a press release announcing the appointment of Thomas G.C. Lim as the Registrant’s Chief Financial Officer and Vice President of Finance, which appointment is effective May 30, 2006. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

(c)(2) From March 2004 to May 2006, Mr. Lim served as the Director of Finance and Controller of WageWorks, Inc., an employee benefits firm. Mr. Lim served as the Director of Finance of DNA Sciences, Inc., a bio-research company, from October 2002 to January 2004, and as the Corporate Controller of Certive Corporation, a software company, from June 2000 to September 2002. Mr. Lim graduated from the University of California, Berkeley, Haas School of Business with a B.S. in accounting and finance and is currently a candidate to receive a M.B.A. from the University of California, Berkeley, Haas School of Business in May 2006.

(c)(3) A brief description of the terms and conditions of the material terms of Mr. Lim’s employment is contained in Item 1.01 above, which description is incorporated into this Item 5.02 by reference.

ITEM 9.01.                                    Financial Statements and Exhibits.

(d)                                 Exhibits.

Exhibit Number	Description
10.1	Offer Letter, dated April 22, 2006, by the Registrant to Thomas G.C. Lim.
99.1	Press release, dated April 24, 2006, issued by the Registrant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

RAINING DATA CORPORATION

By:	/s/ Carlton H. Baab	Date: April 27, 2006
Carlton H. Baab,
President and CEO

EXHIBIT INDEX

Exhibit Number	Description
10.1	Offer Letter, dated April 22, 2006, by the Registrant to Thomas G.C. Lim.
99.1	Press release, dated April 24, 2006, issued by the Registrant.